FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  _____________________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                  _____________________________

                    Entergy Mississippi, Inc.
     (Exact name of registrant as specified in its charter)

    Mississippi              0-320               64-0205830
     (State of          (Commission File      (I.R.S. Employer
  incorporation or          Number)          Identification No.)
   organization)
                     308 East Pearl Street
                   Jackson, Mississippi 39201
                         (601) 368-5000
                          (Address of
                      principal executive
                       offices, including
                           zip code)

                 _______________________________

     Securities to be registered pursuant to Section 12(b) of the
Act:

  Title of each class           Name of each exchange on which
  to be so registered           each class is to be so registered

6% Series First Mortgage Bonds Due    New York Stock Exchange
         November 1, 2032

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-53554
                 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the
Act:   None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

        Mark G. Otts, Esq.      Kimberly M. Reisler, Esq.
      Entergy Services, Inc.     Thelen Reid & Priest LLP
        639 Loyola Avenue          40 West 57th Street
   New Orleans, Louisiana 70113  New York, New York  10019
          (504) 576-5228            (212) 603-2207

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.

     The  securities to be registered hereby are  the  6%  Series
First  Mortgage  Bonds  due November 1,  2032  (the  "Bonds")  of
Entergy   Mississippi,  Inc.  (the  "Company"),   a   Mississippi
corporation.

     A description of the Bonds is contained in the Prospectus included in the Registration Statement on Form S-3 of Entergy Mississippi, Inc., Registration Statement File No. 333-53554, which was declared effective by the Securities and Exchange Commission on January 25, 2001, as supplemented by a Prospectus Supplement dated October 16, 2002 relating to the Bonds filed pursuant to Rule 424(b) under the Securities Act of 1933 on October 18, 2002. Such description, as so supplemented, is incorporated herein by reference.

Item 2.   Exhibits.

     The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit Description                   Method of Filing

1(a)    *Registration  Statement  on  Previously    filed     as
        Form  S-3  filed by  Entergy  Registration Statement No.
        Mississippi, Inc.             33-53554.

1(b)    *Prospectus       Supplement  Previously filed  pursuant
        dated   October   18,   2002  to  Rule  424(b)(2)  under
        filed       by       Entergy  the   Securities  Act   of
        Mississippi, Inc.             1933.

4(a) *Amended and Restated Exhibit 3(i)(f)1 to the Articles of Incorporation Company's Annual Report of the Company, as amended. on Form 10-K for the year ended December 31, 1999 in
                                      File No. 0-320.

4(b)    *By-Laws of the Company,  as  Exhibit  3(ii)(f)  to  the
        amended. Company's Annual Report on Form 10-K for the year ended December 31, 1999 in
                                      File No. 0-320.

4(c)    *Mortgage and Deed of  Trust  A-2(a)-2   to   Rule    24
        dated  as  of  February   1,  Certificate in 70-7461.
        1988,    as    amended    by
        seventeen       Supplemental
        Indentures.

4(d)    Supplemental      Indentures
        supplementing said  Mortgage
        and Deed of Trust

        *First          Supplemental  A-2(b)-2 in 70-7461.
        Indenture

        *Second         Supplemental  A-5(b)    to    Rule    24
        Indenture                     Certificate in 70-7419.

        *Third          Supplemental  A-4(b)    to    Rule    24
        Indenture                     Certificate in 70-7554.

        *Fourth         Supplemental  A-1(b)-1   to   Rule    24
        Indenture                     Certificate in 70-7737.

        *Fifth          Supplemental  A-2(b)    to    Rule    24
        Indenture                     Certificate dated November
                                      24, 1992 in 70-7914.

        *Sixth          Supplemental  A-2(e)    to    Rule    24
        Indenture                     Certificate dated  January
                                      22, 1993 in 70-7914.

        *Seventh        Supplemental  A-2(g) to Form U-1 in  70-
        Indenture                     7914.

        *Eighth         Supplemental  A-2(i)    to    Rule    24
        Indenture                     Certificate dated November
                                      10, 1993 in 70-7914.

        *Ninth          Supplemental  A-2(j)    to    Rule    24
        Indenture                     Certificate dated July 22,
                                      1994 in 70-7914.

        *Tenth          Supplemental  A-2(l)    to    Rule    24
        Indenture                     Certificate          dated
                                      April 21, 1995 in 70-7914.

        *Eleventh       Supplemental  A-2(a)    to    Rule    24
        Indenture                     Certificate dated June 27,
                                      1997 in 70-8719.

        *Twelfth        Supplemental  A-2(b)    to    Rule    24
        Indenture                     Certificate          dated
                                      April 16, 1998 in 70-8719.

        *Thirteenth     Supplemental  A-2(c)    to    Rule    24
        Indenture                     Certificate dated May  12,
                                      1999 in 70-8719.

        *Fourteenth     Supplemental  A-3(a)    to    Rule    24
        Indenture                     Certificate dated June  8,
                                      1999 in 70-8719.

        *Fifteenth      Supplemental  A-2(d)    to    Rule    24
        Indenture                     Certificate dated February
                                      24, 2000 in 70-8719.

        *Sixteenth      Supplemental  A-2(a)    to    Rule    24
        Indenture                     Certificate dated February
                                      9, 2001 in 70-9757.

        Form      of     Seventeenth  Filed herewith.
        Supplemental Indenture

4(e)    Form of Bond                  Filed herewith.

* Previously filed as indicated and incorporated herein by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 18, 2002           ENTERGY MISSISSIPPI, INC.



                                       By:  /s/ Steven C. McNeal
                                       Name:  Steven C. McNeal
                                       Title:  Vice President
                                       and Treasurer